SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Magna-Lab Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                           Lawrence A. Minkoff, Ph.D.
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: __N/A____________________________________________

    2) Form, Schedule or Registration No. __N/A_________________________________

    3) Filing party: __N/A______________________________________________________

    4) Date filed: __N/A________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [LOGO MAGNA-LAB INC.]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                  JULY 24, 1996



TO THE SHAREHOLDERS OF MAGNA-LAB INC.

         Notice is hereby given that the annual meeting of shareholders of Magna-Lab Inc., a New York corporation (the "Company"), will be held at the Hofstra University Club, Hempstead Turnpike, Hempstead, New York 11550, on July 24, 1996 at 2:00 p.m. local time, for the following purposes:

         1. To consider and vote upon the election of five directors;

         2. To ratify the appointment of Rothstein Kass & Company, P.C. as independent auditors.

         3. To transact such other business as may be presented at the Annual Meeting or any adjournments thereof which the Board of Directors did not know a reasonable time before the mailing of this notice would be presented at the meeting.

         The close of business on June 27, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.



                                         By the order of the Board of Directors,


                                         Lawrence A. Minkoff, Ph.D.
                                         Chairman of the Board
         Dated: June 28, 1996

                                 MAGNA-LAB INC.

                              250Z Executive Drive,

                            Edgewood, New York 11717


                                  516-595-2111


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Magna-Lab Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the Hofstra University Club, Hempstead Turnpike, Hempstead, New York 11550 on July 24, 1996 at 2:00 p.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given or the shareholder votes by ballot at the meeting, thereby canceling any proxy previously given.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted and if a choice is specified in the proxy, the shares represented thereby will be voted in accordance with the specification so made. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors", and for the ratification of Rothstein Kass & Company, P.C. as independent auditors.

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is July 5, 1996.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                     VOTING

         Only holders of shares of Class A Common Stock, par value $.001 per share, and Class B Common Stock, par value $.001 per share (collectively, the "Shares"), of record as at the close of business on June 27, 1996, are entitled to vote at the meeting. On the record date there were issued and outstanding 3,743,899 shares of Class A Common Stock and 1,846,101 shares of Class B Common Stock. Each outstanding share of Class A Common Stock and Class B Common Stock is entitled to one vote and five votes, respectively, upon all matters to be acted upon at the meeting. A majority in interest of the voting power of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the voting power of the Shares so represented is necessary to elect the nominees as directors, and the affirmative vote of the majority of the outstanding voting power of the Shares represented at the meeting is necessary to ratify Rothstein Kass & Company, P.C. as independent auditors. Of the 52 Class B Common Shareholders, five (each of whom is, or has one or more shareholder who is, a member of management or the Board of Directors of the Company) possess approximately 62% of the total voting power (including their presently outstanding shares of Class A Common Stock) of the Shares and, as such, will be able to control the vote on each matter to be acted upon at the meeting. The Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of Shares present at the meeting for quorum purposes but not counted in the tabulation of the votes cast on proposals presented to shareholders. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the shareholder may interpret such action differently.

                             SOLICITATION OF PROXIES

         The solicitation of proxies hereby is being made by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other materials enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees may solicit proxies by telephone or other means of communication. The Company, through its transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to Shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such Shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

                              ELECTION OF DIRECTORS

         At the meeting, five directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by Management.

         The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employment during the past five years and the period during which each has served as a director of the Company.

Lawrence A. Minkoff, Ph.D., 48

         Lawrence A. Minkoff, Ph.D. is a co-founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer since its inception in February 1991. Since October 1989, Dr. Minkoff has served as President and a director of Minkoff Research Labs, Inc. which can be considered a predecessor of the Company (the "Predecessor"). The Predecessor is a principal shareholder of the Company and prior to the formation of the Company conducted the development activities relating to the Company's current technology. From October 1989 to February 1992, Dr. Minkoff was engaged in the development of MRI technology. From July 1978 to October 1989, Dr. Minkoff was an executive vice-president of Fonar Corporation, a publicly traded corporation, engaged in developing and commercializing the use of nuclear magnetic resonance for scanning the human body. Dr. Minkoff served as a member of its Board of Directors from January 1985 to February 1989.

Joel M. Stutman Ph.D., 61

         Joel M. Stutman, Ph.D. is a co-founder of the Company and has served as Vice President, Chief Operating Officer and a Director since its inception in February 1991. From November 1987 to June 1991, Dr. Stutman was president and a director of Imaging Systems International (ISI). ISI is a company that establishes and manages MRI centers. From October 1989 to June 1991, he served as the general manager of ISI's North Georgia Diagnostic Imaging, L.P., a public limited partnership providing MRI imaging services. From July 1978 to August 1986, Dr. Stutman served as vice-president of computer sciences and from August 1986 to November 1987, as an executive vice-president of marketing, at Fonar Corporation.

Cynthia R. May, 43

         Ms. Cynthia R. May has served as a Director of the Company since January 1996. Since 1981, Ms. May has been employed by Saginaw Controls & Engineering Corp., a private manufacturing company, most recently as a vice president. Since 1994, Ms. May has been treasurer of Marathon Investments L.L.C. and since 1995 vice president and treasurer of GRQ, L.L.C., two entities involved in investment and financing. Marathon Investments L.L.C. is a principal shareholder of the Company.

Dr. Herbert Moskowitz, 55

         Dr. Herbert Moskowitz has served as a Director of the Company since February 1992 and as its Treasurer from February 1992 to July 1994. Dr. Moskowitz has been the chairman of the board of Life Medical Sciences, Inc. ("Life Medical"), a publicly traded medical technology company, from August 1990 to the present, and has been its Chief Executive Officer from August 1990 to March 1993 and from December 1994 to June 1996. From 1986 to June 1990 he served in various capacities, including director, chairman of the board, chief executive officer and president of Advanced Tissue Sciences, Inc., a publicly traded medical technology company. Dr. Moskowitz is also a director of EchoCath, Inc. ("EchoCath"), a publicly traded medical technology company. Dr. Moskowitz is also president, a director and principal stockholder and a director of Magar Inc. ("Magar"), a private investment firm and a general partner of Alliance Partners ("Alliance Partners"), a general partnership.

Irwin M. Rosenthal, 67

         Irwin M. Rosenthal has served as a Director of the Company since February 1992. He has served as a senior partner at Rubin Baum Levin Constant & Friedman since December 1991. From December 1989 to December 1991, he served as a partner at Baer Marks Upham, and from 1983 to December 1989, a senior partner at Botein Hays & Sklar. Mr. Rosenthal is a director of Life Medical, Symbollon Corporation, a publicly traded chemical and medical technology company, and a director and officer of EcohCath. Mr. Rosenthal serves as secretary and director of Magar of which he is a principal stockholder, and is a general partner of Alliance Partners.

In October 1995, the Company's Board of Directors voted to increase the number of directors from five to seven. In connection therewith, Ms. Cynthia R. May was elected to serve as a Director with her term to commence after the effectiveness of a public offering of securities which became effective in December 1995. In February 1996, Hon. Leonard Braman resigned from the Board.

The Company has obtained key-person life insurance coverage in the face amount of $1,000,000 for each of Dr. Lawrence A. Minkoff and Dr. Joel M. Stutman naming the Company as beneficiary under such policies.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors of the Company met four times in the fiscal year ended February 29, 1996 and acted by unanimous written consent five times. The New York Business Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of three or more directors. The Board of Directors annually elects from its members the Audit Committee and the Compensation Committee. During the last fiscal year each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

         Audit Committee. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is composed of two directors, Messrs. Minkoff and Rosenthal, with one vacancy as a result of Hon. Leonard Braman's resignation in February 1996. The Audit Committee met once during the fiscal year ended February 29, 1996.

         Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for the Company's officers and key employees. The Compensation Committee also administers the 1992 Stock Option Plan. The Compensation Committee is composed of two directors, presently Messrs. Minkoff and Stutman, with one vacancy as a result of Hon. Leonard Braman's resignation in February 1996. The Compensation Committee met twice during the fiscal year ended February 29, 1996.

         All Directors of the Company are elected by the shareholders, or in the case of a vacancy, are elected by the Directors then in office, to hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualify or until their earlier resignation or removal.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Class A and Class B Common Stock as of June 27, 1996 for (i) each of the Company's directors and the executive officers named in the Summary Compensation Table, (ii) each person known by the Company to own beneficially

5% or more of the outstanding shares of any class of its voting securities and
(iii) all directors and executive officers as a group.

                                                                                    Percentage
                                                                                     of Total
                                                        Number of                  Class A and
                                        Class of         Shares       Percent        Class B       Percentage of
Name and Address                         Common       Beneficially      of            Common        Total Voting
of Beneficial Owner (1)                 Stock (2)       Owned(3)      Class(4)      Stock (4)       Power (2)(3)
- -----------------------                 ---------       --------      --------      ---------       ------------
Lawrence A. Minkoff, Ph.D. (5)(6)       Class A          100,000        2.6%%
                                        Class B          511,957       27.7%
                                                      ----------
                                                         611,957                        10.8%             20.3%
                                                      ----------

Minkoff Research Labs, Inc.(6)          Class B          511,957       27.7%             9.2%             19.7%

Harry Minkoff (6)                       Class B          511,957       27.7%             9.2%             19.7%

Joel M. Stutman, Ph.D. (5)              Class A          100,000        2.6%
                                        Class B          454,503       24.6%
                                                      ----------
                                                         554,503                         9.8%             18.2%
                                                      ----------

Dr. Herbert Moskowitz (7)(8)(9)         Class A          515,075        12.5%
                                        Class B          572,670        31.0%
                                                      ----------
                                                       1,087,745                        18.3%             25.3%
                                                      ----------

Irwin M. Rosenthal (7)(8)(10)           Class A          125,000         3.2%
                                        Class B          103,920         5.6%
                                                      ----------
                                                         203,920                        4.0%               4.9%
                                                      ----------

Magar Inc.(7)                           Class B          103,920        5.6%             1.9%              4.0%

Martin D. Fife (7)(8)                   Class B          103,920        5.6%             1.9%              4.0%

John Haytaian (5)                       Class A          150,000        3.9%
                                        Class B           60,092        3.3%
                                                      -----------
                                                         210,092                         3.7%              3.4%
                                                      ----------

Kenneth C. Riscica (5)                  Class A          112,500        2.9%             1.9%              0.9%


Marathon Investments, L.L.C.(11)        Class A          272,706        7.3%             4.9%              2.1%


Cynthia R. May(12)                      Class A          309,606        8.3%             5.5%              2.4%

Theodore J. Murin(12)                   Class A          272,706        7.3%             4.9%              2.1%

Fred Kassner(11)                        Class A          250,000        6.7%             4.5%              1.9%

All Executive Officers and Directors    Class A        1,412,181       30.1%
as a Group (7 persons)                  Class B        1,599,222       86.7%
                                                      ----------
                                                       3,011,403                        46.0%             67.5%
                                                      ----------
(see following page for notes)

                                [GRAPHIC OMITTED]

- ----------------------
(1) All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Class B Common Stock is entitled to five votes per share but is otherwise substantially identical to the Class A Common Stock, which has one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

(3) Each holder of Class B Common Stock has agreed that approximately 53.3% of his or its shares of Class B Common Stock are subject to transfer to the Company for no consideration upon the failure of certain stock price or earnings levels to be achieved. So long as such shares are subject to such conditions, the holder may vote, but not dispose of, the Class B Common Stock.

(4) Based upon 3,743,899 shares of Class A Common Stock and 1,846,101 shares of Class B Common Stock outstanding and reflecting as outstanding, with respect to the relevant owner, the shares which that beneficial owner could acquire upon exercise of options which are presently exercisable or become exercisable within the next 60 days.

(5) The address for each of Messrs. Minkoff (Lawrence), Stutman, Haytaian and Riscica is c/o Magna-Lab Inc., 250Z Executive Drive, Edgewood, NY 11717. Amounts for Messers. Minkoff (Lawrence) and Stutman include currently exercisable options to purchase 100,000 shares of Class A Common Stock. Amounts for Mr. Haytaian include currently exercisable options to purchase 150,000 shares of Class A Common Stock (including options to purchase 50,000 shares of Class A Common Stock which are exercisable in the next 60 days). Amounts for Mr.
Riscica include currently exercisable options to purchase 112,500 shares of Class A Common Stock.

(6) Dr. Lawrence A. Minkoff and Harry Minkoff are each officers and directors and principal shareholders of Minkoff Research Labs, Inc. and as such may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Class B Common Stock owned by Minkoff Research Labs, Inc. Harry Minkoff is the father of Lawrence A. Minkoff. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares of Class B Common Stock owned of record by Minkoff Research Labs, Inc. The address for Minkoff Research Labs, Inc. and for Harry Minkoff is P.O. Box 338, Locust Valley, NY 11560.

(7) Dr. Moskowitz and Messrs. Rosenthal and Fife are each officers and directors and principal stockholders of Magar Inc. As such, these individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Class B Common Stock owned by Magar Inc. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares of Class B Common Stock owned of record by Magar Inc. The address of these individuals is c/o Magar Inc., 30 Rockefeller Plaza, New York, NY 10112.

(8) Includes 103,920 shares of Class B Common Stock owned by Magar Inc.

(9) Class A Common Stock beneficially owned includes 150,900 shares of Class A Common Stock (including 2,100 shares of stock held by Dr. Moskowitz' wife), approximately 52,345 shares of Class A Common Stock issuable pursuant to Class A Warrants (exercisable at approximately $8.16 per share), approximately 181,830 shares of Class A Common Stock issuable pursuant to Class B Warrants (exercisable at approximately $12.25 per share), 15,000 shares of Class A Common Stock issuable pursuant to Class B Warrants (exercisable at $4.375 per share) and options to acquire an aggregate of 100,000 shares of Class A Common Stock. Class B Common Stock beneficially owned includes 468,750 shares held by Dr. Moskowitz and the shares held by Magar Inc. (see notes 7 and 8).

(10) Includes currently exercisable options to purchase an aggregate of 125,000 shares of Class A Common Stock.

(11) The address for Marathon Investments L.L.C. is 13260 Spencer Road, Hemlock, Michigan 48626. The address for Mr. Kassner is c/o Lib/Go Travel, 69 Spring St., Ramsey, New Jersey 07446.

(12) Includes 272,706 shares owned by Marathon Investments, L.L.C. and with respect to which Ms. May and Mr. Murin share investment and voting power. Amounts for Ms. May also include 26,900 shares of Class A Common Stock owned of record by GRQ L.L.C. and 10,000 shares of Class A Common Stock underlying Class B Warrants (exercisable at $4.375 per share) owned of record by GRQ L.L.C. The address for each of Ms. May and Mr. Murin is c/o Marathon Investments, L.L.C. See Note 11.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on review of copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders have been complied with during the last fiscal year, except (i) Mr. Haytaian failed to timely report an option grant in January 1995, (ii) Messrs. Haytaian, Rosenthal and Riscica failed to timely report option replacements and Messrs. Riscica and Rosenthal and Dr. Moskowitz failed to timely report option grants in February 1995, (iii) Hon. Leonard Braman failed to report an option replacement and Drs. Minkoff and Stutman and Hon. Leonard Braman failed to report option grants in March 1995 and (iv) Mr. Rosenthal failed to timely report on option grant in January 1996.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information relating to compensation paid by the Company for the past three fiscal years to its Chief Executive Officer and its executive officers whose compensation exceeded $100,000 for the year ended February 29, 1996 (the "Named Executive Officers"). Only those columns which call for information applicable to the Company or the Named Executive Officers for the periods indicated have been included in such tables.

Summary Compensation Table

                                                      Annual Compensation
                                        Year          -------------------        Long Term
                                        Ended         Salary          Bonus    Compensation
                                        Feb. 28       ------          -----        Options/
   Name & Principal Position            or 29,          ($)            ($)         SARs (#)
   -------------------------            ---------   ------------     --------      --------
   Lawrence A. Minkoff, Ph.D.           1996        $112,000(a)             -       100,000
   Chairman of the Board, President     1995        $112,000(a)             -             -
   and Chief Executive Officer          1994        $112,000                -             -

   Joel M. Stutman, Ph. D.              1996        $112,000(a)             -       100,000
   Vice President-Chief Operating       1995        $112,000(a)             -             -
   Officer                              1994        $112,000                -             -

                                                      Annual Compensation
                                        Year          -------------------        Long Term
                                        Ended         Salary          Bonus    Compensation
                                        Feb. 28       ------          -----        Options/
   Name & Principal Position            or 29,          ($)            ($)         SARs (#)
   -------------------------            ---------   ------------     --------      --------
   John D. Haytaian                     1996        $100,000(a)             -             -
   Vice President-Sales &               1995        $100,000(a)             -       100,000
   Marketing                            1994        $100,000         $ 30,000        50,000

   Kenneth C. Riscica                   1996        $100,000(a)             -             -
   Vice President - Finance, Chief      1995        $100,000(a)             -        12,500
   Financial Officer, Assistant         1994          58,333(b)             -       100,000
   Secretary, Treasurer

- -------------
(a) Of amounts earned in the fiscal year ended February 28, 1995, approximately $23,333, 23,333, 20,833 and 20,833 for Messrs. Minkoff, Stutman, Haytaian and Riscica, respectively, had been deferred due to the cash position of the Company at the time. A portion of such amounts was paid later in 1995 and new amounts were subsequently deferred. In December 1995, such amounts were paid to Messrs. Minkoff, Stutman, Haytaian and Riscica.

(b) Mr. Riscica commenced his employment with the Company in August 1993.

         See "Report on Repricing of Options" relating to repricing of options granted to Messrs. Haytaian and Riscica in prior fiscal years.

Option/SAR Grants in Last Fiscal Year

         The following table sets forth information with respect to options granted during the last fiscal year to the Named Executive Officers of the Company.

Individual Grants

                                                     % of Total
                                                     Options/SAR's
                                   Options/          Granted to          Exercise or
                                   SARs              Employees in        Base Price
      Name                         Granted(#)        Fiscal Year         ($/share)      Expiration Date
      ----                         ----------        -----------         ---------      ---------------
      Lawrence A. Minkoff, Ph.D    100,000                50%            $2.50          March 6, 2000
      Joel M. Stutman, Ph.D.       100,000                50%            $2.50          March 6, 2000

- -----------------
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

         The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the fiscal year ended February 29, 1996 and the value of unexercised options held by them at year-end.

                                                                                                  Value of
                                                                              Number of           Unexercised
                                                                              Unexercised         In-the Money
                                                                              Options/SARs at     Options/SARs
                                              Shares                          F/Y End (#)         at F/Y End ($)
                                              Acquired on     Value           Exercisable/        Exercisable/
Name                                          Exercise(#)     Realized($)     Unexercisable       Unexercisable(1)
- ----                                          -----------     -----------     -------------       ----------------
Lawrence A. Minkoff, Ph.D.                         0               0          100,000/-0-         $106,250/-0-

Joel M. Stutman, Ph.D.                             0               0          100,000/-0-         $106,250/-0-

John D. Haytaian                                   0               0          100,000/50,000      $106.250/53,125

Kenneth C. Riscica                                 0               0          112,500/-0-         $119,530/-0-

- ---------------
(1) Based on a closing price of $3 9/16 per share of Class A Common Stock on February 29, 1996, less the exercise price.

Report on Repricing of Options

         In February 1995, the The Board of Directors of the Company determined that the purposes of the 1992 Stock Option Plan were not being adequately achieved with respect to those employees and consultants holding options that were exercisable above current market value and that it was essential to the best interests of the Company and the Company's shareholders that the Company retain and motivate such employees and consultants. The Board concluded that such retention was particularly important given the Company's financial situation at that time and that a cost-effective approach to retention and motivation was required. The Board further determined that it would be in the best interests of the Company and the Company's shareholders to provide such optionees the opportunity to exchange their above market value options for options exercisable at the current market value. On February 28, 1995, upon approval of the Board of Directors of the Company, the Company offered all the holders of outstanding options under the 1992 Stock Option Plan with exercise prices above $4.00 per share the opportunity to exchange such options for new stock options at an exercise price of $2.50 per share. The bid price for the Class A Common stock on Nasdaq on that date was $2.25. Any holder accepting this offer was required to give up existing options.

         In March 1995, Mr. Haytaian and Mr. Riscica agreed to the termination of 50,000 and 100,000, respectively, of their existing options to purchase Class A Common Stock at $6.00 and $4.69, respectively, per share in exchange for 50,000 and 100,000, respectively, of new options with an exercise price of $2.50 per share. Mr. Haytaian's existing options had been fully vested and Mr. Riscica's existing options had been vested with respect to 50,000 shares and the remainder vested in August 1995 (25,000) and August 1996 (25,000). At the time of the repricing, Mr. Haytaian's existing options had an additional approximately 3.1 to 4 years remaining and Mr. Riscica's options had an additional approximately 3.5 to 5.5 years remaining. The new options are fully vested and expire in February 2000.

         See "Directors' Compensation" below for information regarding Mr. Rosenthal.

Employment Agreements

         On February 28, 1992, the Company entered into three year employment agreements with Dr. Lawrence A. Minkoff, its Chairman of the Board, Chief Executive Officer and President and a principal beneficial shareholder, and Dr. Joel M. Stutman, its Vice President, Chief Operating Officer, Director and a principal shareholder (the "Employment Agreements"). Effective February 28, 1995, the terms of the Employment Agreements were extended to August 9, 1996. The Employment Agreements provided for an initial salary of $96,000 per annum, which amounts were increased to $112,000 for the fiscal year ended February 28 or 29, 1994, 1995 and 1996. It is anticipated that the Board of Directors will review the terms of the Employment Agreements and that the Company may enter into revised agreements with such individuals. They have each agreed to devote all of their business time, attention and skills to the business of the Company. Each of them is entitled to participate in employee benefit plans.

         Each of them has agreed not to disclose to anyone confidential information of the Company during the term of his employment or thereafter and will not compete with the Company during the term of his employment and for a period of 24 months following termination of his employment. All work, research and results thereof, including, without limitation, inventions, processes or formulae made, conceived or developed by Dr. Lawrence A. Minkoff or Dr. Joel M. Stutman during the term of employment which are related to the business, research and development work or field of operation of the Company shall be the property of the Company.

Directors' Compensation

         The Company has agreed to pay all outside Directors $500 for each Board or committee meeting attended. Outside Directors may be reimbursed for expenses incurred by them in acting as a Director or as a member of any committee of the Board of Directors. In March and April 1993 Mr. Rosenthal was awarded options to purchase 25,000 shares of Class A Common Stock of the Company at an exercise price of $6.00 per share and expiring in 1998. In February 1995, Mr. Rosenthal and Dr. Moskowitz were awarded options to purchase 75,000 and 100,000 shares, respectively, of Class A Common Stock of the Company at an exercise price of $2.50 per share, and an option held by Mr. Rosenthal to purchase 25,000 shares at $6.00 was cancelled and regranted with an exercise price of $2.50. Each such options expires in February of 2000. In January 1996, Mr. Rosenthal was granted an option to purchase 25,000 shares of Class A Common Stock at $2.63 and expiring in 2001. See "Executive Compensation" for options granted to Drs. Minkoff and Stutman. Accrued but unpaid director fees totaled approximately $17,000 at June 27, 1996.

                              CERTAIN TRANSACTIONS

         In November 1994, Dr. Moskowitz and Mr. Rosenthal advanced $90,000 and $10,000, respectively, to the Company for working capital purposes. In November 1994, the Company sold $400,000 principal amount of bridge notes and 200,000 Class C Warrants for $400,000 to Michael Cantor ($240,000) and four other individuals in a private placement. The bridge notes carried interest at 10% and were repaid at their maturity on May 23, 1995. Dr. Moskowitz and Mr. Rosenthal agreed to pledge certain assets in connection with these bridge notes and the amounts advanced by Dr. Moskowitz and Mr. Rosenthal were repaid, in November 1994, out of the proceeds of the notes and warrants. The Class C Warrants grant the holders the right to purchase a total of approximately 212,000 (127,200 with respect to Michael Cantor) shares of Class A Common Stock at a per share price estimated at $2.70 (subject to adjustment) prior to November 1999 and carry certain registration rights. The warrant holders also have certain rights to participate in a private offering of Company securities and, under certain circumstances in connection therewith, receive additional warrants to purchase 200,000 shares of Class A Common Stock at $2.85 (subject to adjustment). In connection with a public offering of equity securities completed in January 1996, the Company has agreed to issue 25,000 shares of Class A Common Stock to the Class C Warrantholders in exchange for their agreement to not sell the shares underlying the Class C Warrants as well as such 25,000 shares before July 1, 1996 and deferral of their registration right relating to the shares underlying the Class C Warrants.

         In December 1994 the Company sold for $1,250,000 a total of $1,250,000 principal amount (including $500,000 to Marathon Investments, L.L.C. and $500,000 to Fred Kassner) of 12% bridge notes payable in December 1995 (or earlier completion of a public or private offering of securities) and five year warrants to purchase a total of 625,000 shares (including 250,000 to Marathon Investments, L.L.C. and 250,000 to Fred Kassner) of Class A Common Stock at $2.85 (subject to adjustment) in a private placement. During July and August 1995, all of the holders of $1,250,000 principal amount of the 12% Notes converted their 12% Notes (together with accrued interest), Class D Warrants to purchase 625,000 shares of Class A Common Stock (at an exercise price of $2.85 per share) and an additional $166,667 in cash (including $100,000 from Marathon Investments, L.L.P. and $66,667 from Fred Kassner) into 625,000 shares of Class A Common Stock. Ms. Cynthia May, who has been elected to serrve on the Board of Directors beginning in January 1996, is a beneficial owner and officer of Marathon Investments, L.L.C. In November 1995, Ms May loaned to the Company $100,000 under a 10% note which was paid in January 1996. In December 1995, $75,000 of this amount was repaid and then reborrowed.

         In December 1994, the Company entered into a sales, marketing and distribution agreement with Beta Numerics, Inc. ("Beta"). Beta is a private company, two founders and principal stockholders of which are Dr. Herbert Moskowitz and Mr. Irwin Rosenthal, each of whom is a director and stockholder of the Company. Further, Marathon Investments, L.L.P. and Fred Kassner also have financial investments in Beta. Under the agreement, Beta was granted the following rights: (i) an exclusive worldwide right to distribute the Company's MAGNA-SL on a fee-for-service lease basis, (ii) a non-exclusive right to act as an additional leasing source for customers preferring to lease rather purchase the Company's scanners, (iii) an exclusive worldwide right to distribute the MAGNA-SL in the veterinary market, (iv) an exclusive worldwide right to distribute mobile versions of the MAGNA-SL which may be developed in the future and (v) an exclusive right to distribute the MAGNA-SL in certain territories other than the United States. The agreement, which has a term of ten years (subject to renewal by Beta for an additional ten year period), is terminable by the Company if Beta fails to place orders for a minimum of eight scanners in year one, 16 scanners in year two and 24 scanners in each year thereafter. Under the agreement, the purchase price to be paid is to be at a minimum discount of 15% from the then list price. The Company is required to offer Beta any better pricing, or other terms, with respect to the same number of units, offered to any other customer. Beta has agreed to fund up to $350,000 of expenses in connection with the development of a mobile version of the MAGNA-SL, subject to its right to terminate such funding if it determines that such development is not advantageous. Although the Company anticipates that Beta will seek financing sufficient to meet its minimum obligations under the agreement, there can be no assurance that Beta will be successful in obtaining such financing or that these minimum obligations will be met. The Company and Beta are in discussions concerning an extension of the initial time frame necessary for Beta to purchase its minimum obligations. Through May 20, 1996, Beta has paid the Company approximately $1,075,000, representing payment on the first system delivered, deposits on another six additional scanners and advance payments for development of the mobile version. Four of the deposits received from Beta do not represent orders, and there can be no assurance that such deposits will ultimately be converted to orders. In February 1996, the Company returned $30,000 in deposits to Beta at Beta's request and in April 1996, the Company returned an additional $80,000 in deposits to Beta at Beta's request.

         The Company sublet approximately 950 square feet of space at its Corporate Headquarters to a company of which Magar Inc. is a principal shareholder and Irwin M. Rosenthal and Dr. Herbert Moskowitz are directors. The sublease provided for a minimum annual rental commitment of approximately $18,000 (excluding allocated real estate taxes, utilities and other costs) through September 1997. During 1995, the sublease was terminated by the Company after collection of a total of approximately $28,000 of rent and related costs.

         Transactions between the Company and its Directors, officers and principal shareholders have been approved by the disinterested directors of the Company and determined to be on terms no less favorable than those available from independent third parties.



                    RATIFICATION OF THE INDEPENDENT AUDITORS

         Rothstein Kass & Co., P. C. has served as the Company's independent accountants for the fiscal years' ended February 28, 1992 through 1996. The Company has requested that a representative of Rothstein Kass & Company, P. C. attend the Annual Meeting. Such representative will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

         The Board of Directors of the Company recommends a vote FOR the ratification of Rothstein Kass & Company, P. C. as the independent auditors for the Company.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting, such proposals must be received by the Company not later than March 6, 1997. Proposals should be directed to the attention of the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-KSB for the fiscal year ended February 29, 1996, including the financial statements, but excluding exhibits. Request for copies of such report should be directed to the Company, Attention: Investor Relations.

                                             By order of the Board of Directors,



                                             Lawrence A. Minkoff, Ph.D.
                                             Chairman of the Board

Dated: June 28, 1996

                              MAGNA-LAB INC. PROXY
                         Annual Meeting of Shareholders
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Lawrence A. Minkoff, Ph.D., and Joel M. Stutman, Ph.D., and each of them (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders to be held at the Hofstra University Club, Hempstead, New York 11550 on July 24, 1996 at 2:00 p.m. local time, and at any adjournment thereof, and to vote the shares of common stock the undersigned would be entitled to vote if personally present, as indicated below.

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below

Lawrence A. Minkoff, Ph.D., Joel M. Stutman, Ph.D., Cynthia R. May, Dr. Herbert Moskowitz, Irwin M. Rosenthal

(INSTRUCTION: To withhold authority for any individual nominee, print that nominee's name on the line provided below.)

2. To ratify the appointment of Rothstein Kass & Company, P.C. as the independent auditors of the Company.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the meeting and such matters as may come up before the meeting which the Board of Directors did not know a reasonable time before the mailing of this proxy are to be presented at the meeting.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         If properly executed and returned, the shares of common stock represented by this proxy will be voted and if a choice is specified in the above boxes, the shares will be voted in accordance with the specifications so made. If no contrary instruction is given, the shares will be voted FOR the Proposed Amendment. On any other matters incident to the conduct of the meeting or that may come before the meeting (and which the Board of Directors did not know a reasonable time before the mailing of this proxy are to be presented at the meeting), the proxy will be voted in the discretion of the above named persons.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

                                    Date _________________________________, 1996

                                    Signature __________________________________

                                    Signature if held jointly___________________

                                    (Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)